Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 on Form SB-2 to Form S-1 Registration Statement of our report, dated September 30, 2004, relating to the financial statements of Splinex Technology Inc., and to the reference of our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida
August 22, 2005